EXHIBIT 10.6.1
VISTEON CORPORATION
Amendment to the Change in Control Agreement
          THIS AMENDMENT (“Amendment”), effective as of                                         , (“Effective Date”), is made to a certain Three Year Executive Officer Change in Control Agreement between Visteon Corporation, a Delaware corporation (the “Company”) and                                          (the “Executive”) dated as of                                          (the “Agreement”).
RECITALS
          WHEREAS, the Company and the Executive have previously entered into the Three Year Executive Officer Change in Control Agreement dated as of                                          (the “Agreement Date”);
          WHEREAS, the Company’s operations on the Agreement Date included certain lines of businesses in which the Company no longer concentrates as of the Effective Date;
          WHEREAS, the parties hereto desire to amend the non-compete restrictive covenant set forth in the Agreement in order to more closely align such covenant with the Company’s businesses as of the Effective Date;
          NOW THEREFORE, the Company and the Executive hereby agree as follows:
          AMENDMENT TO AGREEMENT
     1.1 Section 4.2. Section 4.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
     “Section 4.2 The Executive agrees that, during the Term and for a period ending on the second anniversary of a termination of the Executive’s employment following a Change in Control under circumstances entitling the Executive to payments and benefits under Section 6 hereof, the Executive will not, without the prior written consent of the Chairman of the Board or the Chief Executive Officer of the Company, engage in or perform any services of a similar nature to those performed by the Executive at the Company for any other corporation or business which is primarily engaged in the design, manufacture, development, promotion or sale of climate, instrument and door panels or electronic components for the automotive industry within North America, Latin America, Asia, Australia or Europe in competition with the Company or any of the Company’s subsidiaries or Affiliates, or any joint ventures to which the Company or any of the Company’s subsidiaries or Affiliates are a party.”
2. MISCELLANEOUS
     2.1 Counterparts. This Amendment may be executed in counterparts, each of which shall be considered an original for all purposes, and all of which taken together shall constitute a single instrument.
     2.2 Effect of Amendment. Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect, and is hereby affirmed and ratified in all respects. Each future reference to the Agreement shall be deemed to be a reference to the Agreement, as amended by this Amendment.

          IN WITNESS WHEREOF, the undersigned have executed this consent as of the dates written below.

Date:
Visteon Corporation
By:

Date:
Executive

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